UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2009

MDWERKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442
(Address of Principal Executive Offices)

(954) 389-8300
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On May 14, 2009 we issued 3,600,000 shares of unregistered common stock in connection with Restricted Stock Agreement awards under the MDwerks, Inc. (the “Company”) 2005 Incentive Compensation Plan. All shares were issued pursuant to the terms and conditions of the Company Restricted Stock Agreement and all shares of the restricted stock vested immediately.

A complete copy of the 2005 Incentive Compensation Plan is contained in the Form 8-K filed with the SEC on November 18, 2005 and the full text of the form of the Company Restricted Stock Agreement is attached as Exhibit 10.1, both of which are incorporated herein in their entirety.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 15, 2009, David M. Barnes, Chief Executive Officer and President of the Company announced the promotion of Vincent Colangelo, age 66, to the position of Vice President – Business Development.  Mr. Colangelo had been our Chief Financial Officer, a position he held since November 16, 2005.  Mr. Colangelo will continue to be our Company Secretary, a position he has held since March 8, 2006.  Mr. Colangelo’s annual compensation was amended to One Hundred and Eighty Thousand Dollars ($180,000) and he will be eligible for cash bonuses at the discretion of the Board of Directors, otherwise the terms of his employment are substantially unchanged from the Form 8-K disclosure and Exhibit filed with the SEC on January 5, 2006.  Prior to joining the Company, Mr. Colangelo was the President and Principal Consultant of Weston Business Advisors, Inc., a business consulting company based in Weston, Florida. From January 2003 to March 2004, Mr. Colangelo was the President of Cartridge World Florida in Weston, Florida.  Prior to 2003, Mr. Colangelo was the President and Principal Consultant of Birchwood Associates, Inc., a business consulting company based in Weston, Florida. He also worked at Xerox’ world headquarters as a consolidations and regulatory reporting and as financial planning manager. Mr. Colangelo received an MBA and a BBA from Iona College and is a New York State CPA.

Also on May 15, 2009, Mr. Barnes announced the promotion of Adam Friedman, age 44, to the position of Chief Financial Officer.  Mr. Friedman had been our Controller, a position he held since February 14, 2006.  Mr. Friedman entered into an employment agreement as Chief Financial Officer of the Company on May 15, 2009. Under the terms of the employment agreement that extends for a term expiring on December 31, 2010, Mr. Friedman has agreed to devote all of his time, attention and ability, to the business of the Company. The employment agreement provides that Mr. Friedman will receive a base salary for such services during the balance of 2009 and all of 2010 at an annual rate of One Hundred and Forty Five Thousand Dollars ($145,000) and he will be eligible for cash bonuses at the discretion of the Board of Directors.  Mr. Friedman is entitled to participate in our 2005 Incentive Compensation Plan and receive other Company-paid employee benefits. We have also agreed to pay or reimburse Mr. Friedman up to a specified monthly amount for the business use of his personal car and cell phone.  Prior to joining the Company, Mr. Friedman served as Vice President of Finance for CSA Marketing, Inc. from March 2005 to February 2006.  For the eleven years prior to March 2005, Mr. Friedman served as Business Manager/Controller and Director of Financial Planning at the Telemundo Group, Inc.  Mr. Friedman also worked as a Senior Financial Analyst for Knight-Ridder, Inc and as an Audit Senior Accountant for KPMG Peat Marwick.  Mr. Friedman received an MBA from St. Thomas University and a BSM from Tulane University.

The foregoing summary of Mr. Friedman’s employment agreement is qualified by reference to the full text of the employment agreement, attached as Exhibit 10.2, which is incorporated herein.

There are no family relationships between Mr. Colangelo and Mr. Friedman and any other executive officers or directors of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, other than serving as employees of the Company, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Colangelo or Mr. Friedman had or will have a direct or indirect material interest.

Other than as specified herein, there was no arrangement or understanding between Mr. Colangelo or Mr. Friedman and any other person pursuant to which either was selected as an officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Form of 2005 Incentive Compensation Plan Restricted Stock Agreement.

10.2	Employment Agreement of Adam Friedman dated May 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: May 15, 2009	By:	/s/ David M. Barnes
David M. Barnes
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of 2005 Incentive Compensation Plan Restricted Stock Agreement.

10.2	Employment Agreement of Adam Friedman dated May 15, 2009.